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                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549



                            FORM 8-K



                         CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of
1934




Date of Report (Date of earliest event reported) October 16, 1997



                         NORTH BANCSHARES, INC.
     (Exact name of Registrant as specified in its Charter)



     Delaware                   0-22800              36-3915073
(State or other         (commission file number)    (IRS Employer
jurisdiction of                                     Identification
incorporation)                                      number)



100 West North Avenue, Chicago, Illinois                60610
(Address of principal executive offices)              (Zip Code)



Registrant's telephone number, including area code: (312) 664-4320



                                 N/A
  Former name or former address, if changed since last report)





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Item 5.  Other Events

     On October 16, 1997, the Registrant issued the attached press release.


Item 7.  Financial Statements and Exhibits

    (a)  Exhibits

         1. Press Release, dated October 16, 1997, regarding third quarter 1997 earnings, declaration of dividend, director elected, and Nasdaq listing requirements.



































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                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           NORTH BANCSHARES, INC.
                                                (Registrant)



Date:    October 16, 1997                  /S/ Joseph A. Graber
                                           ----------------------
                                           Joseph A. Graber
                                           President




























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                                     EXHIBIT

























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NORTH BANCSHARES, INC    NEWS RELEASE



RELEASE: IMMEDIATE                  DATE: October 16, 1997


CONTACT: Joseph A. Graber, President
         Victor E. Caputo, Executive Vice-President
         (312) 664-4320



                     NORTH BANCSHARES, INC.
                            ANNOUNCES
                     THIRD QUARTER EARNINGS
                   QUARTERLY DIVIDEND DECLARED
                      ROSE ELECTED DIRECTOR
                   NASDAQ LISTING REQUIREMENTS


Chicago, Illinois, October 16, 1997, - North Bancshares, Inc., (NASDAQ-NBSI), the holding company for North Federal Savings Bank, announced net income increased by $180,000 from a loss of $68,000 for the quarter ended September 30, 1996 to $112,000 for the quarter ended September 30, 1997. Earnings per share increased by $.18 from a loss of $.06 per primary share for the quarter ended September 30, 1996 to $.12 per primary share for the quarter ended September 30, 1997. The increases in net income and earnings per share are attributed to the absence of the SAIF special assessment which was recorded during the third quarter of 1996. See discussion of non-interest expense included below.

Concurrent with this earnings release the Board of Directors of the Company has declared a quarterly dividend of $.12 per share to be paid on November 14, 1997 to stockholders of record on October 31, 1997.

The Board of Directors announces the election of Gregory W. Rose to the Board to replace Michael J. Perri, who died on April 27th. Mr. Rose is the managing partner and a director of Monarch Tool and Die Company.

On August 22, 1997, The Nasdaq Stock Market received approval from the Securities and Exchange Commission to change its listing requirements. Effective February 23, 1998, the Nasdaq Stock Market will require a minimum public float of 750,000 shares to maintain a listing on the National Market System. The Company would currently not meet this requirement because public float does not include shares owned by insiders and unallocated ESOP shares. The Company currently meets all the Nasdaq Small Cap requirements. This means that the company would move to the Nasdaq Small Cap market system on or before that date, subject to meeting all of the Nasdaq Small Cap requirements at that time. Stockholders who maintain margin loan accounts with brokerage firms may be affected by this listing change. The Company believes there will be no material effect on the operations of the Company as a result of this change.

Net interest income for the quarter ended September 30, 1997, before provision for loan losses, decreased by $98,000 or 9.7% from $1.0 million for the quarter ended September 30, 1996 to $909,000 for the quarter ended September 30, 1997. The decrease was attributable to a $91,000 increase in interest on borrowed funds related to an increase in total outstanding FHLB advances. Total interest income was affected during the quarter due to a decline in market rates of interest coupled with sales and calls of investment securities which bore higher rates of interest. The proceeds of the sales and calls were invested in lower yielding federal funds in anticipation of funding approximately $5.0 million in loan commitments and broker registrations made during the third quarter which will not close until the fourth quarter.

<PAGE 6>
Non-interest expense decreased by $408,000 from $1.2 million for the quarter ended September 30, 1996 to $798,000 for the quarter ended September 30, 1997. The decrease was primarily attributable to a $525,000 decrease in federal deposit insurance premiums related to a $486,000 SAIF special assessment recorded during the third quarter of 1996, and a reduction in FDIC insurance premiums. These savings were partially offset by a $47,000 increase in compensation and benefits expense, a $25,000 increase in occupancy expense related to the expansion of the Bank's hours of operation, and a $23,000 increase in advertising expense related to a certificate of deposit promotion and teh ongoing promotion of free checking accounts. The increase in compensation expense is related to an increase in the value of shares being allocated under the ESOP. Although the Company is required to record compensation expense for the increase in the value of the ESOP, an offsetting entry to additional paid in capital is recorded on the consolidated statements of financial condition and therefore stockholders' equity is unaffected. For the first nine months of 1997, the Company has recorded $115,000 in additional compensation expense compared wsith $40,000 for the first nine months of 1996, and recorded an offsetting entry to additional paid in capital, related to the increase in the value of the shares being allocated under the ESOP.

Total assets increased by $4.6 million or 3.9% from $117.5 million at December 31, 1996 to $122.1 million at September 30, 1997. The increase was primarily attributable to a $4.5 million increase in net loans receivable and cash and cash equivalents.

Net loans receivable increased $3.0 million or 4.1% from $73.4 million at December 31, 1996 to $76.4 million at September 30, 1997. The increase was attributable to the marketing of one- to four-family investor property loans through the Bank's mortgage broker network. The Bank received a $725,000 payment on a participation loan which was refinanced on September 29, 1997. On October 2, 1997, the Bank funded a $1.0 million participation on the same property with the same financial institution.

Deposit accounts increased by $1.5 million during the quarter due to a certificate of deposit promotion. Total deposit accounts decreased by $496,000 from $73.6 million at December 31, 1996 to $73.1 million at September 30, 1997.

Mary Ann Hass, Chairman and Chief Executive Officer, commented:

"We completed our seventh stock repurchase program during this past quarter and began the eighth program. We have declared a regular quarterly dividend of $.12 per share to be paid November 14th, and we introduced a Home Equity Line of Credit program. Our business customers and our regular customers have indicated the appreciate our new hours of operation and customer traffic is picking up on Wednesdays. Our Wilmette branch customers are also responding well to the new hours. We will continue to focus on all the elements of our business plan in order to continue to improve per share earnings and our return on equity."

North Federal Savings Bank primarily serves the North Side of Chicago from its home office and operates a branch office in Wilmette, Illinois. The bank has received a five star rating for 36 consecutive quarters from Bauer Financial Reports, Inc., and is rated one of the best in the nation by Sheshunoff Information Services, Inc. Visit our Web site at http://www.northfederal.com to read previous press releases, examine filings withe the SEC, read about our history, and check our our products, services, and interest rates.

North Bancshares, Inc. common stock is traded on The Nasdaq Stock Market under the symbol: "NBSI."



                 (FINANCIAL STATEMENTS ATTACHED)

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
                          NORTH BANCSHARES, INC.
        CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION(IN THOUSANDS)
ASSETS                                        SEPT 30, 1997   DEC 31, 1996
                                               (UNAUDITED)
Cash and due from banks                           $   669       $   618
Interest-bearing deposits                           2,664         2,644
Federal funds sold                                  5,100         4,800
Investment in dollar denominated mutual funds       1,635           547
                                                   ------        ------
   TOTAL CASH AND CASH EQUIVALENTS                 10,068         8,609

Investment securities available for sale           25,329        24,426
Mortgage-backed securities held-to-maturity         6,445         7,465
Loans receivable, net of allowance for loan
 losses of $208 at September 30, 1997 and
 at December 31, 1996                              76,379        73,378
Accrued interest receivable                           953         1,025
Premises and equipment, net                         1,064         1,061
Stock in Federal Home Loan Bank of Chicago          1,640         1,205
Other assets                                          203           304
                                                   ------        ------
   TOTAL ASSETS                                  $122,081      $117,473
                                                  =======       =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposit accounts                                 $ 73,125       $73,611
Borrowed funds                                     29,100        24,100
Advance payments by borrowers for
 taxes and insurance                                  625         1,203
Other liabilities                                   2,839           736
                                                  -------       -------
   TOTAL LIABILITIES                              105,689        99,650
STOCKHOLDERS' EQUITY
Preferred stock, $.01 par value. 500,000
 shares authorized; none outstanding                   -             -
Common stock, $.01 par value. 3,500,000
 shares authorized; 1,437,501 shares issued,
 961,870 outstanding at September 30, 1997 and
 1,057,950 outstanding at December 31, 1996            14            14
Additional paid-in capital                         13,534        13,688
Retained earnings, substantially restricted        11,133        10,988
Treasury stock at cost (475,631 shares at
 September 30, 1997 and 379,551 shares at
 December 31, 1996)                                (7,436)       (5,340)
Unrealized loss on securities
 available for sale, net of tax effect               (146)         (678)
SFAS No. 87 adjustment, net of tax                   (108)         (108)
Common stock acquired by Employee Stock
   Ownership Plan                                    (583)         (667)
Deferred compensation                                 (16)          (74)
                                                   ------        ------
   TOTAL STOCKHOLDERS' EQUITY                      16,392        17,823
TOTAL LIABILITIES AND
   STOCKHOLDERS' EQUITY                          $122,081      $117,473
                                                  =======       =======


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

                                                                  NORTH BANCSHARES, INC.
                                                    CONSOLIDATED STATEMENTS OF OPERATIONS(UNAUDITED)
                                                                      (IN THOUSANDS)

                                                               THREE MONTHS ENDED SEPT 30,  NINE MONTHS ENDED SEPT 30,
                                                                     1997          1996        1997          1996
INTEREST INCOME
  Loans receivable                                                 $1,487        $1,348       $4,433       $3,729
  Interest-bearing deposits and federal funds sold                     82            94          164          246
  Investment securities available for sale                            443           581        1,420        1,704
  Investment securities held-to-maturity                                -             -            -            2
  Mortgage-backed securities available for sale                         -             -            -           90
  Mortgage-backed securities held-to-maturity                         119           148          365          440
  Dollar denominated mutual funds                                      29            12           81           44
  Dividends on FHLB of Chicago stock                                   25            18           70           47
                                                                    -----         -----        -----        -----
TOTAL INTEREST INCOME                                               2,195         2,201        6,533        6,302

INTEREST EXPENSE
  Deposit accounts                                                    818           817        2,370        2,503
  Borrowed funds                                                      468           377        1,315          972
                                                                    -----         -----        -----        -----
TOTAL INTEREST EXPENSE                                              1,286         1,194        3,685        3,475
                                                                    -----         -----        -----        -----
  NET INTEREST INCOME BEFORE PROVISION FOR LOAN LOSSES                909         1,007        2,848        2,827

PROVISION FOR LOAN LOSSES                                               -             -            -            8
                                                                    -----         -----        -----        -----
  NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES                 909         1,007        2,848        2,819
                                                                    -----         -----        -----        -----
NON-INTEREST INCOME
  Gain on sale of investment securities available for sale             (1)           (1)          53            7
  Fees and service charges                                             53            46          156          133
  Other                                                                 4            18           13           30
                                                                    -----         -----        -----        -----
TOTAL NON-INTEREST INCOME                                              56            63          222          170
                                                                    -----         -----        -----        -----
NON-INTEREST EXPENSE
  Compensation and benefits                                           409           362        1,221        1,039
  Occupancy expense                                                   131           106          361          307
  Professional fees                                                    32            22          118          125
  Data processing                                                      41            31          126           90
  Advertising and promotion                                            49            26          112          123
  Federal deposit insurance premium                                    13           538           36          642
  Recognition and retention plan                                       17            19           59           56
  Other                                                               106           102          307          258
                                                                    -----         -----        -----        -----
TOTAL NON-INTEREST EXPENSE                                            798         1,206        2,340        2,640
                                                                    -----         -----        -----        -----
INCOME BEFORE TAXES                                                   167          (136)         730          349

INCOME TAX EXPENSE                                                     55           (68)         214           97
                                                                    -----         -----        -----        -----
NET INCOME                                                          $ 112         $ (68)       $ 516        $ 252
                                                                    =====         =====        =====        =====

EARNINGS PER SHARE PRIMARY                                           $.12         $(.06)        $.52         $.22
EARNINGS PER SHARE FULLY DILUTED                                     $.12         $(.06)        $.52         $.22
WEIGHTED AVERAGE SHARES OUTSTANDING                               970,169     1,065,277      997,050    1,119,323




SELECTED FINANCIAL RATIOS AND OTHER DATA (UNAUDITED):

                                      THREE MONTHS ENDED NINE MONTHS ENDED
                                          SEPT 30,          SPET 30,
                                         1997     1996     1997     1996



Performance Ratios:
  Return on assets (ratio of net income
  to average total assets) (1)            .37%    (.23)%   .57%     .29%
Interest Rate Spread Information:
  Average during period (1)              2.27     2.68    2.43      2.56
  End of period (1)                      2.29     2.75    2.29      2.75
  Net interest margin (1)                3.07     3.48    3.23      3.35
Operating expenses to average assets(1)  2.63     4.07    2.60      3.04
Ratio of average interest-earning assets
 to average interest-bearing
 liabilities                           118.59   119.60  119.12    119.05

                                               SPET 30, 1997  DEC. 31, 1996

Asset Quality Ratios:
  Non-performing assets to total assets
  at end of period                                      N/A          N/A
  Allowance for loan losses to non-performing loans     N/A          N/A
  Allowance for loan losses to loans receivable (net)  0.27         0.28

Capital ratios:
  Stockholders' equity to total assets                13.43        15.12
  Average Stockholders' equity to average assets      14.31        16.32
  Return on Stockholders' equity (ratio of net
   income to average equity) (1)                       4.01         2.59
  Shares outstanding-actual number                  961,870    1,057,950
  Book value per share                               $17.04       $16.85

Number of full service offices                          2            2

  (1) Annualized for the three month and six month periods presented.
